COMMON STOCK                                                        COMMON STOCK


   NUMBER                                                               SHARES

CX


INCORPORATED UNDER THE LAWS                     THIS CERTIFICATE IS TRANSFERABLE
   OF THE STATE OF OHIO                                IN NEW YORK, NEW YORK


                         LANCASTER COLONY CORPORATION            CUSIP 513847 10

SEE LEGEND ON REVERSE SIDE
                                                            SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT




IS THE OWNER OF

                             CERTIFICATE OF STOCK


 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITHOUT PAR VALUE OF

                         LANCASTER COLONY CORPORATION

transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions, and limitations of the Certificate of Incorporation and all amendments thereto. This Certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                         LANCASTER COLONY CORPORATION
       Date:
                                     SEAL
John L. Boylan                                              John B. Gerlach, Jr.
____________________            STATE OF OHIO               ___________________
          TREASURER                                                   PRESIDENT




          COUNTERSIGNED AND REGISTERED:
            AMERICAN STOCK TRANSFER & TRUST COMPANY
              (NEW YORK, N.Y.)
                   TRANSFER AGENT AND REGISTRAR
BY
                           AUTHORIZED SIGNATURE
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                         LANCASTER COLONY CORPORATION

        Lancaster Colony Corporation (the "Company") will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Requests may be directed to the Secretary of the Company.

        This certificate also evidences and entitles the holder of certain Rights as set forth in a Rights Agreement between the Company and The Huntington Trust Company, N.A. (the "Rights Agent") dated as of April 20, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor.

        Transfer of the shares represented by this Certificate is subject to the provisions of Article TENTH of the Company's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Company at its principal place of business, the Company will mail to the holder of the Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article TENTH as the same may be in effect from time to time and covenants with the Company and each shareholder thereof from time to time to comply with the provisions of said Article TENTH as the same may be in effect from time to time.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM -- as tenants in common                    UNIF GIFT MIN ACT -- ___________ Custodian ___________
    TEN ENT -- as tenants by the entireties                                   (Cust)                (Minor)
    JT TEN  -- as joint tenants with right                                  under Uniform Gifts to Minors
               of survivorship and not                                      Act _____________________________
               as tenants in common                                                        (State)

               Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
 ____________________________________
|                                    |
|____________________________________|


________________________________________________________________________________
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________


                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

                           ____________________________________________________

                           ____________________________________________________